                               [Neogenomics Logo]

                                NEOGENOMICS, INC
                                  PRESS RELEASE

Investor Relations Contact:
NeoGenomics, Inc.
Mr. Steven Jones
(239) 598-0964
sjones@neogenomics.org

12701 Commonwealth Drive, Suite 9
Ft. Myers, FL  33913

FOR IMMEDIATE RELEASE

              NeoGenomics, Inc. Announces New Equity Financing and
                    Planned Amendments to its Credit Facility

        Ft. Myers, Florida - January 26, 2006 - NeoGenomics, Inc. (NASD OTC BB:
NGNM) today announced that it had reached agreements for up to $600,000 of new equity financing for the Company as well as planned amendments to its credit facility. As part of these agreements, a new investor to the Company has purchased 2.0 million restricted shares of the Company's common stock at a purchase price $0.20/share, which has resulted in $400,000 of new equity capital coming into the Company. This investor was also granted a warrant to purchase
900,000 shares of common stock at an exercise price of $0.26/share. As part of the equity agreements and planned credit facility amendment, the Company also granted the right to purchase an additional $200,000 of equity under the same terms by April 30, 2006 to Aspen Select Healthcare, LP ("Aspen") the Company's
largest shareholder and creditor, provided that if Aspen elects not to exercise such rights, then the Company may make such shares available for purchase to the new investor.

        Under the terms of the planned credit facility amendment, the Company and
Aspen have agreed to extend the maturity date until September 30, 2007 and increase the availability of such credit facility by up to $200,000 in certain circumstances. In addition to other items, the planned amendment will provide the company with the ability to access up to $500,000 in secured vendor financing and/or lease arrangements.

        Robert Gasparini, the Company's President, stated, "I am very pleased with this financing package. The equity components are at terms more favorable than the current market price of our stock and are with investors who have a long-term commitment to the Company. In addition, we believe the credit facility amendments will provide the flexibility to fuel further growth and expansion where it makes financial sense in lieu of issuing additional equity."

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        Mr. Gasparini added, "Operationally, the Company is doing great. We are experiencing very strong growth across the board in all our core testing services. While we are still completing our year-end audit and won't be releasing our 2005 fourth quarter and fiscal year financial results until late
February or early March, I can report that after a record Q2 and Q3, our testing volumes increased another 23% in the fourth quarter of 2005 from the third quarter. In addition, we are experiencing very strong growth this month and expect that our testing volumes will increase another 15-20% sequentially from
December. Given our current momentum, we anticipate that we will be profitable on a monthly basis by the end of the first quarter, and we believe this will be the final financing package for our current business plan."

        A more complete description of the terms of these financings is included with the Company's report on Form 8-K, which was filed with the SEC yesterday.

About NeoGenomics, Inc.

        NeoGenomics, Inc. is a clinical laboratory that offers genetic and molecular cancer diagnostic testing services. NeoGenomics is headquartered in
Fort Myers, FL and services the needs of the oncologists, pathologists and hospitals throughout the United States. For additional information about
NeoGenomics, please visit our website at www.neogenomics.org.

Forward Looking Statements

        Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward looking statements, including, but not limited to, the Company has incurred significant losses since its inception and has experienced negative operating margins and negative cash flows from operations, any adverse effect or limitations caused by governmental regulations, the company's ability to attract and retain qualified personnel, to initiate and develop client relationships, to gain market acceptance of service offerings, as well as other risks described from time to time in the company's filings with the Securities and Exchange
Commission. Although the Company has used its best efforts to be accurate in making those forward-looking statements, there can be no assurance that the assumptions made by management will materialize. In addition, the information set forth in the Company's Form 10-KSB for the fiscal year ended December 31,
2004, describes certain additional risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. The Company undertakes no obligation to publicly revise or update the forward looking statements to reflect new information, subsequent events or otherwise.

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